EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountant's report on internal control.

EXHIBIT B:
  Attachment to item 77M:
  Mergers

EXHIBIT C:
  Attachment to item 77Q1:
  Exhibits

 Attachment to item 77Q3:
 NSAR certification - filed as:  EX-99.77Q3 CERT
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EXHIBIT A:
Report of Independent Auditors

To the Members and Board of Directors
  of UBS PW Technology Partners, L.L.C.

In planning and performing our audit of the financial statements of UBS PW Technology Partners, L.L.C. (the
"Fund") for the year ended December 31, 2002, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States of America. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2002.

This report is intended solely for the information and use of management and the Board of Directors of UBS PW
Technology Partners, L.L.C. and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

ERNST & YOUNG LLP
New York, New York
February 14, 2003



EXHIBIT B:
Mergers
PW Technology Partners, L.P. ("PW Technology") was merged into
UBS PW Technology Partners, L.L.C. as a means to convert PW Technology from a limited partnership to a limited liability company.
The merger was effected on October 15, 2002.



EXHIBIT C:
AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER, dated as of September 10,
2002, between PW Technology Partners, L.P., a Delaware limited partnership (the "Partnership"), and UBS PW Technology Partners, L.L.C., a Delaware limited liability company (the "Company").
WITNESSETH:
WHEREAS, the Company desires to acquire the properties and other assets, and to assume all of the liabilities and obligations, of the Partnership by means of a merger of the Partnership with and into the Company;
WHEREAS, Section 17-211 of the Delaware Revised Uniform
Limited Partnership Act, 6 Del.C. 17-101, et seq. (the "Partnership Act"), and Section 18-209 of the Delaware Limited Liability Company Act, 6 Del.C. 18-101, et seq. (the "LLC Act"), authorize the merger of a Delaware limited partnership with and into a Delaware limited liability company;
WHEREAS, the Partnership and the Company now desire to merge (the "Merger"), following which the Company shall be the surviving entity;
WHEREAS, the requisite approvals by the Partnership and the Company have been obtained;
NOW THEREFORE, the parties hereto hereby agree as follows:
ARTICLE I

THE MERGER
SECTION 1.01.  The Merger.
(a) On October 15, 2002, after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, as PW Fund Advisor, L.L.C., the general partner of the Partnership (the "GP") on behalf of the Partnership, and the Company shall determine, the Company, which shall be the surviving entity, shall merge with the Partnership and shall file a certificate of merger substantially in the form of Exhibit 1 hereto (the "Certificate of Merger") with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware law in connection with the Merger. The Merger shall become effective at such time as is specified in the Certificate of Merger (the "Effective Time").
(b) At the Effective Time, the Partnership shall be merged with and into the Company, whereupon the separate existence of the Partnership shall cease, and the Company shall be the surviving entity of the Merger (the "Surviving Company") in accordance with Section 17-211 of the Partnership Act and
Section 18-209 of the LLC Act.


SECTION 1.02.  Exchange of Interests.  At the Effective
Time:
(a) Each partnership interest in the Partnership outstanding immediately prior to the Effective Time shall be exchanged for limited liability company interests of the Surviving Company, and each partner of the Partnership immediately prior to the Effective Time shall be bound by the limited liability company agreement of the Surviving Company and admitted to the Surviving Company as a member of the Surviving Company, having a Fund Percentage (as defined in the limited liability company agreement of the Company) identical to the percentage in the Partnership that was established on the Partnership's books for such peson or entity immediately prior to the Merger;
(b) The limited liability company interest in the Company held by the Organizational Member (as defined in the limited liability company agreement of the Company) shall be cancelled in consideration of the return to the Organizational Member of its capital contributions to the Company, and the Organizational Member shall cease to be a member of the Company;
(c) The limited liability company interest in the Company held by the Special Advisory Member (as defined in the limited liability company agreement of the Company) shall remain issued and outstanding.
ARTICLE II

THE SURVIVING COMPANY
SECTION 2.01.  Limited Liability Company Agreement.
The limited liability company agreement of the Company in effect at the Effective Time shall be the limited liability company agreement of the Company unless and until amended in accordance with its terms and applicable law. The name of the Surviving Company shall be UBS PW Technology Partners, L.L.C.
ARTICLE III

TRANSFER AND CONVEYANCE OF ASSETS
AND ASSUMPTION OF LIABILITIES
SECTION 3.01. Transfer, Conveyance and Assumption. At the Effective Time, the Company shall continue in existence as the Surviving Company and, without further transfer, succeed to and possess all of the rights, privileges and powers of the Partnership, and all of the assets and property of whatever kind and character of the Partnership shall vest in the Company without further act or deed; thereafter, the Company, as the Surviving Company, shall be liable for all of the liabilities and obligations of the Partnership, and any claim or judgment against the Partnership may be enforced against the Company, as the Surviving Company, in accordance with Section 17-211 of the Partnership Act and Section 18-209 of the LLC Act.
SECTION 3.02.  Further Assurances.  If at any time the
Company shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Surviving Company the title to any property or right of the Partnership, or otherwise to carry out the provisions hereof, the proper representatives of the Partnership as of the Effective Time shall execute and deliver any and all proper deeds, assignments, and assurances and do all things necessary or proper to vest, perfect or convey title to such property or right in the Surviving Company, and otherwise to carry out the provisions hereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES
OF THE COMPANY
The Company represents and warrants to the Partnership that:
SECTION 4.01.  Company Existence and Power.  The
Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.
SECTION 4.02.  Company Authorization.  The execution,
delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary company action on its part. This Agreement constitutes a valid, binding and enforceable agreement of the Company.
SECTION 4.03.  Governmental Authorization.  The
execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than the filing of the Certificate of Merger in accordance with Delaware law.
SECTION 4.04.  No Violation.  The execution, delivery
and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) violate the limited liability company agreement of the Company, (ii) violate any provision of any law, rule or regulation applicable to the Company, (iii) breach, or result in a default under, any existing obligation of the Company under any provision of any agreement, contract or other instrument to which the Company is a party or by which it or its property is bound or (iv) breach or otherwise violate any existing obligation of the Company under any court or administrative order, writ, judgment or decree that names the Company and is specifically directed to it or its property.
ARTICLE V

REPRESENTATIONS AND WARRANTIES
OF THE PARTNERSHIP
The Partnership represents and warrants to the Company that:
SECTION 5.01.  Partnership Existence and Power.  The
Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.
SECTION 5.02.  Partnership Authorization.  The
execution, delivery and performance by the Partnership of this Agreement and the consummation by the Partnership of the transactions contemplated hereby have been duly authorized by all necessary partnership action on its part. This Agreement constitutes a valid, binding and enforceable agreement of the Partnership.
SECTION 5.03.  Governmental Authorization.  The
execution, delivery and performance by the Partnership of this Agreement and the consummation of the Merger by the Partnership require no action by or in respect of, or filing with, any governmental body, agency, official or authority.
SECTION 5.04.  No Violation.  The execution, delivery
and performance by the Partnership of this Agreement and the consummation by the Partnership of the transactions contemplated hereby do not and will not (i) violate the partnership agreement of the Partnership, (ii) violate any provision of any law, rule or regulation applicable to the Partnership, (iii) breach, or result in a default under, any existing obligation of the Partnership under any provision of any agreement, contract or other instrument to which the Partnership is a party or by which it or its property is bound or (iv) breach or otherwise violate any existing obligation of the Partnership under any court or administrative order, writ, judgment or decree that names the Partnership and is specifically directed to it or its property.
ARTICLE VI

CONDITIONS TO THE MERGER
SECTION 6.01.  Conditions to the Obligations of Each
Party. The obligations of the Company and the Partnership to consummate the Merger are subject to the satisfaction of the following conditions as of the Effective Time:
(i) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger; and
(ii) all actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Merger shall have been obtained.
ARTICLE VII

TERMINATION
SECTION 7.01.  Termination.  This Agreement may be
terminated and the Merger may be abandoned at any time prior to the Effective Time:
(i) by mutual written consent of the Company and the GP, on behalf of the Partnership; or
(ii) by either the Company or the GP, on behalf of the Partnership, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited, or if any judgment, injunction, order or decree enjoining the Partnership or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable.
SECTION 7.02.  Effect of Termination.  If this
Agreement is terminated pursuant to Section 7.01, this Agreement shall become void and of no effect with no liability on the part of either party hereto.
ARTICLE VIII

MISCELLANEOUS
SECTION 8.01.  Authorized Person.  Mitchell A. Tanzman,
a member of the Company, shall be authorized, at such time in his sole discretion as he deems appropriate to execute, acknowledge, verify, deliver, file and record, for and in the name of the Company and, to the extent necessary, the members of the Company, the GP and the limited partners of the Partnership, any and all documents and instruments including, without limitation, the limited liability company agreement of the Surviving Company and the Certificate of Merger, and shall do and perform any and all acts required by applicable law which the Surviving Company deems necessary or advisable, in order to effectuate the Merger.
SECTION 8.02.  Survival of Representations and
Warranties. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.
SECTION 8.03.  Amendments; No Waivers.     Any
provision of this Agreement may, subject to applicable law, be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed by the Company and by the GP, on behalf of the Partnership.
(b) No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
SECTION 8.04.  Integration.  All prior or
contemporaneous agreements, contracts, promises, representations, and statements, if any, between the Partnership and the Company, or their representatives, are merged into this Agreement, and this Agreement shall constitute the entire understanding between the Partnership and the Company with respect to the subject matter hereof.
SECTION 8.05.  Successors and Assigns.  The provisions
of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.
SECTION 8.06.  Governing Law.  This Agreement shall be
construed in accordance with and governed by the laws of the State of Delaware, without giving effect to principles of conflicts of law.
SECTION 8.07.  Counterparts; Effectiveness.  This
Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
This Agreement shall become effective when each party hereto shall have received the counterpart hereof signed by the other party hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

UBS PW TECHNOLOGY PARTNERS, L.L.C.

By: /s/ Mitchell A. Tanzman,
Organizational Member

PW TECHNOLOGY PARTNERS, L.P.

By: PW FUND ADVISOR, L.L.C.,
as General Partner

By: Michael Mascis
Name: Michael Mascis
Title: Authorized Person